EXHIBIT 99.1

Hewlett-Packard Company 3000 Hanover Street Palo Alto, CA 94304 hp.com

News Release
HP Reports Fiscal 2015 First Quarter Results

Editorial contacts	●	First quarter net revenue of $26.8 billion, down 5% from the prior-year period and down 2% on a constant currency basis
Kate Holderness, HP +1 650 236 1024	●	First quarter non-GAAP diluted net earnings per share of $0.92, up 2% from the prior-year period and within the previously provided outlook of $0.89 to $0.93 per share
corpmediarelations@hp.com	●	First quarter GAAP diluted net earnings per share of $0.73, down 1% from the prior-year period and within the previously provided outlook of $0.72 to $0.76 per share
HP Investor Relations investor.relations@hp.com	●	First quarter cash flow from operations of $744 million, down 75% from the prior-year period
www.hp.com/go/newsroom	●	Returned $1.9 billion to shareholders in the form of share repurchases and dividends in the first quarter

HP fiscal 2015 first quarter financial performance
	Q1 FY15	Q1 FY14	Y/Y
GAAP net revenue ($B)	$28.6	$28.2	(5%)
GAAP operating margin	7.1%	7.1%	0 pts.	.
GAAP net earnings ($B)	$1.4	$1.4	(4%)
GAAP diluted net earnings per share	$0.73	$0.74	(1%)
Non-GAAP operating margin	8.8%	8.5%	0.3pts.	.
Non-GAAP net earnings ($B)	$1.71	$1.74	(2%)
Non-GAAP diluted net earnings per share	$0.92	$0.90	2%
Cash flow from operations ($B)	$0.7	$3.0	(75%)

Information about HP’s use of non-GAAP financial information is provided under “Use of non-GAAP financial information” below.

PALO ALTO, Calif., Feb. 24, 2015 — HP today announced financial results for its fiscal 2015 first quarter ended January 31, 2015.

First quarter net revenue of $26.8 billion was down 5% from the prior-year period and down 2% on a constant currency basis.

First quarter GAAP diluted net earnings per share (EPS) was $0.73, down from $0.74 in the prior-year period and within its previously provided outlook of $0.72 to $0.76. First quarter non-GAAP diluted net EPS was $0.92, up from $0.90 in the prior-year period and within its previously provided outlook of $0.89 to $0.93. First quarter non-GAAP net earnings and non-GAAP diluted net EPS exclude after-tax costs of $339 million and $0.19 per diluted share, respectively, related to the amortization of intangible assets, restructuring charges, separation costs, and acquisition-related charges.

“With the first quarter of fiscal 2015 now behind us, the HP turnaround remains on track,” said Meg Whitman, chairman, president and chief executive officer, HP.  “We grew operating profit margins across all of our major business segments, increased investment in innovation, and executed well across key areas of our portfolio and in our separation activities.  Our progress continues as we head into Q2.”

Outlook
The US dollar has strengthened considerably since HP last provided an FY15 outlook in November, 2014. As is the case with many US based companies, this currency challenge is having a significant impact on HP’s financial outlook.

For the fiscal 2015 second quarter, HP estimates non-GAAP diluted net EPS to be in the range of $0.84 to $0.88, reflecting an estimated currency impact of $0.09. HP expects GAAP diluted net EPS to be in the range of $0.57 to $0.61, reflecting an estimated currency impact of $0.09. Fiscal 2015 second quarter non-GAAP diluted net EPS estimates exclude after-tax costs of approximately $0.27 per share, related to separation costs, the amortization of intangible assets, restructuring charges and acquisition-related charges.

For fiscal 2015, HP estimates non-GAAP diluted net EPS to be in the range of $3.53 to $3.73, reflecting an estimated currency impact of $0.30. Absent the impact of currency, the range is in line with HP’s prior forecast. HP expects GAAP diluted net EPS to be in the range of $2.03 to $2.23, reflecting an estimated currency impact of $0.30. Fiscal 2015 non-GAAP diluted net EPS estimates exclude after-tax costs of approximately $1.50 per share, related to separation costs, the amortization of intangible assets, restructuring charges and acquisition-related charges.

“While we were able to manage the impact of currency in the quarter and deliver earnings as expected, we believe the impact on FY15 will be significantly greater than we anticipated in November,” Whitman added. “We’ll work hard to offset these impacts through re-pricing and productivity, but fully mitigating currency movements of this size would require reducing investments and mortgaging our future. We won’t do that.”

Asset management
HP generated $744 million in cash flow from operations in the first quarter, down 75% from the prior-year period. Inventory ended the quarter at $6.6 billion, up 4 days year over year to 29 days. Accounts receivable ended the quarter at $12.3 billion, down 2 days year over year to 41 days. Accounts payable ended the quarter at $14.9 billion, up 13 days year over year to 65 days. HP’s dividend payment of $0.16 per share in the first quarter resulted in cash usage of $304 million. HP also utilized $1.6 billion of cash during the quarter to repurchase approximately 41.1 million shares of common stock in the open market. HP exited the quarter with $13.3 billion in gross cash.

Fiscal 2015 first quarter segment results

•	Personal Systems revenue was flat year over year with a 3.7% operating margin. Commercial revenue decreased 1% and Consumer revenue increased 2%. Total units were up 9% with Notebooks units up 21% and Desktops units down 7%.
•	Printing revenue was down 5% year over year with a 19.2% operating margin. Total hardware units were down 4% with Commercial hardware units flat and Consumer hardware units down 6%. Supplies revenue was down 5%.
•	Enterprise Group revenue was flat year over year with a 15.6% operating margin. Industry Standard Servers revenue was up 7%, Storage revenue was flat, Business Critical Systems revenue was down 9%, Networking revenue was down 11% and Technology Services revenue was down 5%.
•	Enterprise Services revenue was down 11% year over year with a 3.0% operating margin. Application and Business Services revenue was down 11%, and Infrastructure Technology Outsourcing revenue declined 11%.
•	Software revenue was down 5% year over year with an 18.0% operating margin. License revenue was down 16%, support revenue was flat, professional services revenue was down 7% and software-as-a-service (SaaS) revenue was flat.
•	HP Financial Services revenue was down 8% year over year with a 1% decrease in net portfolio assets and a 14% increase in financing volume. The business delivered an operating margin of 11.2%.

More information on HP’s earnings, including additional financial analysis and an earnings overview presentation, is available on HP’s Investor Relations website at www.hp.com/investor/home.

HP’s FY15 Q1 earnings conference call is accessible via an audio webcast at www.hp.com/investor/2015Q1Webcast.

About HP
HP creates new possibilities for technology to have a meaningful impact on people, businesses, governments and society. With the broadest technology portfolio spanning printing, personal systems, software, services and IT infrastructure, HP delivers solutions for customers’ most complex challenges in every region of the world. More information about HP (NYSE: HPQ) is available at http://www.hp.com.

Use of non-GAAP financial information
To supplement HP’s consolidated condensed financial statements presented on a generally accepted accounting principles (GAAP) basis, HP provides revenue on a constant currency basis, as well as non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted net earnings per share, gross cash, free cash flow, net capital expenditures, net debt, net cash, operating company net debt and operating company net cash financial measures. HP also provides forecasts of non-GAAP diluted net earnings per share. A reconciliation of the adjustments to GAAP results for this quarter and prior periods is included in the tables below or elsewhere in the materials accompanying this news release. In addition, an explanation of the ways in which HP’s management uses these non-GAAP measures to evaluate its business, the substance behind HP’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which HP’s management compensates for those limitations, and the substantive reasons why HP’s management believes that these non-GAAP measures provide useful information to investors is included under “Use of non-GAAP financial measures” after the tables below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for revenue, operating profit, operating margin, net earnings, diluted net earnings per share, cash and cash equivalents, cash flow from operations, capital expenditures, or total company debt prepared in accordance with GAAP.

Forward-looking statements
This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of HP may differ materially from those expressed or implied by such forward-looking statements and assumptions.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, effective tax rates, net earnings, net earnings per share, cash flows, benefit plan funding, share repurchases, currency exchange rates or other financial items; any projections of the amount, timing or impact of cost savings or restructuring charges; any statements of the plans, strategies and objectives of management for future operations, including the previously announced separation transaction and the future performances of the post-separation companies if the separation is completed, as well as the execution of restructuring plans and any resulting cost savings or revenue or profitability improvements; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on HP and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements or assumptions underlying any of the foregoing.

Risks, uncertainties and assumptions include the need to address the many challenges facing HP’s businesses; the competitive pressures faced by HP’s businesses; risks associated with executing HP’s strategy, including the planned separation transaction; the impact of macroeconomic and geopolitical trends and events; the need to manage third-party suppliers and the distribution of HP’s products and the delivery of HP’s services effectively; the protection of HP’s intellectual property assets, including intellectual property licensed from third parties; risks associated with HP’s international operations; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by HP and its suppliers, customers and partners; the hiring and retention of key employees; integration and other risks associated with business combination and investment transactions; the execution, timing and results of the separation transaction or restructuring plans, including estimates and assumptions related to the cost (including any possible disruption of HP’s business) and the anticipated benefits of implementing the separation transaction and restructuring plans; the resolution of pending investigations, claims and disputes; and other risks that are described in HP’s Annual Report on Form 10-K for the fiscal year ended October 31, 2014, and HP’s other filings with the Securities and Exchange Commission.

As in prior periods, the financial information set forth in this release, including tax-related items, reflects estimates based on information available at this time. While HP believes these estimates to be reasonable, these amounts could differ materially from reported amounts in HP’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2015. HP assumes no obligation and does not intend to update these forward-looking statements.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (Unaudited) (In millions, except per share amounts)

	Three months ended
	January 31, 2015	October 31, 2014	January 31, 2014

Net revenue	$26,839	$28,406	$28,154

Costs and expenses:
Cost of sales	20,571	21,425	21,736
Research and development	825	876	811
Selling, general and administrative	3,071	3,364	3,210
Amortization of intangible assets	222	226	283
Restructuring charges	146	604	114
Acquisition-related charges	4	3	3
Separation costs	80	-	-
Total costs and expenses	24,919	26,498	26,157

Earnings from operations	1,920	1,908	1,997

Interest and other, net	(174)	(146)	(163)

Earnings before taxes	1,746	1,762	1,834

Provision for taxes	(380)	(432)	(409)

Net earnings	$1,366	$1,330	$1,425

Net earnings per share:
Basic	$0.75	$0.71	$0.75
Diluted	$0.73	$0.70	$0.74

Cash dividends declared per share	$0.32	$-	$0.29

Weighted-average shares used to compute net earnings per share:
Basic	1,833	1,862	1,907
Diluted	1,861	1,896	1,935

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS,
OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE
(Unaudited)
(In millions, except per share amounts)

	Three months ended January 31, 2015	Diluted net earnings per share	Three months ended October 31, 2014	Diluted net earnings per share	Three months ended January 31, 2014	Diluted net earnings per share

GAAP net earnings	$1,366	$0.73	$1,330	$0.70	$1,425	$0.74

Non-GAAP adjustments:
Amortization of intangible assets	222	0.12	226	0.12	283	0.15
Restructuring charges	146	0.08	604	0.32	114	0.06
Acquisition-related charges	4	-	3	-	3	-
Separation costs	80	0.04	-	-	-	-
Adjustments for taxes	(113)	(0.05)	(149)	(0.08)	(83)	(0.05)
Non-GAAP net earnings	$1,705	$0.92	$2,014	$1.06	$1,742	$0.90

GAAP earnings from operations	$1,920		$1,908		$1,997

Non-GAAP adjustments:
Amortization of intangible assets	222		226		283
Restructuring charges	146		604		114
Acquisition-related charges	4		3		3
Separation costs	80		-		-
Non-GAAP earnings from operations	$2,372		$2,741		$2,397

GAAP operating margin	7%		7%		7%
Non-GAAP adjustments	2%		3%		2%
Non-GAAP operating margin	9%		10%		9%

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CONSOLIDATED CONDENSED BALANCE SHEETS (In millions)

	As of
	January 31, 2015	October 31, 2014
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$12,919	$15,133
Accounts receivable	12,295	13,832
Financing receivables	2,907	2,946
Inventory	6,575	6,415
Other current assets	13,502	11,819

Total current assets	48,198	50,145

Property, plant and equipment	11,030	11,340

Long-term financing receivables and other assets	8,619	8,454

Goodwill and intangible assets	33,014	33,267

Total assets	$100,861	$103,206

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable and short-term borrowings	$3,509	$3,486
Accounts payable	14,873	15,903
Employee compensation and benefits	2,900	4,209
Taxes on earnings	1,565	1,017
Deferred revenue	6,241	6,143
Other accrued liabilities	13,441	12,977

Total current liabilities	42,529	43,735

Long-term debt	15,552	16,039

Other liabilities	15,876	16,305

Stockholders' equity:
HP stockholders' equity	26,507	26,731
Non-controlling interests	397	396

Total stockholders' equity	26,904	27,127

Total liabilities and stockholders' equity	$100,861	$103,206

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited) (In millions)

	Three months ended January 31,
	2015	2014

Cash flows from operating activities:
Net earnings	$1,366	$1,425
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,028	1,117
Stock-based compensation expense	187	170
Provision for doubtful accounts and inventory	62	57
Restructuring charges	146	114
Deferred taxes on earnings	(173)	9
Excess tax benefit from stock-based compensation	(109)	(27)
Other, net	138	(33)

Changes in operating assets and liabilities (net of acquisitions):
Accounts receivable	1,540	2,391
Financing receivables	222	296
Inventory	(224)	(19)
Accounts payable	(852)	(1,165)
Taxes on earnings	293	170
Restructuring	(483)	(381)
Other assets and liabilities	(2,397)	(1,134)
Net cash provided by operating activities	744	2,990

Cash flows from investing activities:
Investment in property, plant and equipment	(947)	(997)
Proceeds from sale of property, plant and equipment	130	450
Purchases of available-for-sale securities and other investments	(50)	(135)
Maturities and sales of available-for-sale securities and other investments	30	465
Payments made in connection with business acquisitions	(1)	-
Net cash used in investing activities	(838)	(217)

Cash flows from financing activities:
Short-term borrowings with original maturities less than 90 days, net	77	2
Issuance of debt	299	2,005
Payment of debt	(911)	(45)
Issuance of common stock under employee stock plans	181	83
Repurchase of common stock	(1,571)	(565)
Excess tax benefit from stock-based compensation	109	27
Cash dividends paid	(304)	(278)
Net cash (used in) provided by financing activities	(2,120)	1,229

(Decrease) increase in cash and cash equivalents	(2,214)	4,002
Cash and cash equivalents at beginning of period	15,133	12,163
Cash and cash equivalents at end of period	$12,919	$16,165

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES SEGMENT INFORMATION (Unaudited) (In millions)

	Three months ended
	January 31, 2015	October 31, 2014	January 31, 2014

Net revenue: (a)

Personal Systems	$8,544	$8,948	$8,530
Printing	5,543	5,740	5,815
Total Printing and Personal Systems Group	14,087	14,688	14,345
Enterprise Group	6,981	7,248	6,970
Enterprise Services	4,993	5,511	5,595
Software	871	1,087	916
HP Financial Services	803	906	870
Corporate Investments	16	5	288
Total segments	27,751	29,445	28,984
Elimination of intersegment net revenue and other	(912)	(1,039)	(830)

Total HP consolidated net revenue	$26,839	$28,406	$28,154

Earnings before taxes:(a)

Personal Systems	$313	$355	$279
Printing	1,067	1,040	979
Total Printing and Personal Systems Group	1,380	1,395	1,258
Enterprise Group	1,090	1,072	1,003
Enterprise Services	148	377	60
Software	157	338	145
HP Financial Services	90	110	101
Corporate Investments	(124)	(107)	121
Total segment earnings from operations	2,741	3,185	2,688

Corporate and unallocated costs and eliminations	(182)	(316)	(121)
Stock-based compensation expense	(187)	(128)	(170)
Amortization of intangible assets	(222)	(226)	(283)
Restructuring charges	(146)	(604)	(114)
Acquisition-related charges	(4)	(3)	(3)
Separation costs	(80)	-	-
Interest and other, net	(174)	(146)	(163)

Total HP consolidated earnings before taxes	$1,746	$1,762	$1,834

(a)
Effective at the beginning of its first quarter of fiscal 2015, HP implemented an organizational change to align its segment financial reporting more closely with its current business structure. This organizational change resulted in the transfer of  third party multi-vendor support arrangements from the Technology Services business unit within the Enterprise Group segment to the Infrastructure Technology Outsourcing business unit within the Enterprise Services segment. HP reflected this change to its segment information in prior reporting periods on an as-if basis, which resulted in the removal of intersegment revenue from the Technology Services business unit within the Enterprise Group segment and the related corporate intersegment revenue eliminations, and the transfer of operating profit from the Technology Services business unit within the Enterprise Group segment to the Infrastructure Technology Outsourcing business unit within the Enterprise Services segment. This change had no impact on HP’s previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES SEGMENT/BUSINESS UNIT INFORMATION (Unaudited) (In millions)

	Three months ended			Change (%)
	January 31, 2015	October 31, 2014	January 31, 2014	Q/Q		Y/Y

Net revenue: (a)

Printing and Personal Systems Group
Personal Systems
Notebooks	$4,724	$4,869	$4,335	(3%)		9%
Desktops	2,949	3,185	3,274	(7%)		(10%)
Workstations	526	558	533	(6%)		(1%)
Other	345	336	388	3%		(11%)
Total Personal Systems	8,544	8,948	8,530	(5%)		0%

Printing
Supplies	3,601	3,596	3,795	0%		(5%)
Commercial Hardware	1,316	1,567	1,347	(16%)		(2%)
Consumer Hardware	626	577	673	8%		(7%)
Total Printing	5,543	5,740	5,815	(3%)		(5%)
Total Printing and Personal Systems Group	14,087	14,688	14,345	(4%)		(2%)

Enterprise Group
Industry Standard Servers	3,387	3,370	3,178	1%		7%
Technology Services	1,987	2,093	2,100	(5%)		(5%)
Storage	837	878	834	(5%)		0%
Networking	562	669	630	(16%)		(11%)
Business Critical Systems	208	238	228	(13%)		(9%)
Total Enterprise Group	6,981	7,248	6,970	(4%)		0%

Enterprise Services
Infrastructure Technology Outsourcing	3,132	3,446	3,501	(9%)		(11%)
Application and Business Services	1,861	2,065	2,094	(10%)		(11%)
Total Enterprise Services	4,993	5,511	5,595	(9%)		(11%)

Software	871	1,087	916	(20%)		(5%)

HP Financial Services	803	906	870	(11%)		(8%)

Corporate Investments (b)	16	5	288	N	M	(94%)
Total segments	27,751	29,445	28,984	(6%)		(4%)

Elimination of intersegment net revenue and other	(912)	(1,039)	(830)	(12%)		10%

Total HP consolidated net revenue	$26,839	$28,406	$28,154	(6%)		(5%)

(a)
Effective at the beginning of its first quarter of fiscal 2015, HP implemented an organizational change to align its segment financial reporting more closely with its current business structure. This organizational change resulted in the transfer of  third party multi-vendor support arrangements from the Technology Services business unit within the Enterprise Group segment to the Infrastructure Technology Outsourcing business unit within the Enterprise Services segment. HP reflected this change to its segment information in prior reporting periods on an as-if basis, which resulted in the removal of intersegment revenue from the Technology Services business unit within the Enterprise Group segment and the related corporate intersegment revenue eliminations. This change had no impact on HP’s previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

(b)	"NM" represents not meaningful.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES SEGMENT OPERATING MARGIN SUMMARY DATA (Unaudited)

	Three months ended	Change in Operating Margin (pts)
	January 31, 2015	Q/Q		Y/Y

Segment operating margin:(a)
Personal Systems	3.7%	(0.3 pts	)	0.4 pts
Printing	19.2%	1.1 pts		2.4 pts
Total Printing and Personal Systems Group	9.8%	0.3 pts		1.0 pts

Enterprise Group	15.6%	0.8 pts		1.2 pts
Enterprise Services	3.0%	(3.8 pts	)	1.9 pts
Software	18.0%	(13.1 pts	)	2.2 pts
HP Financial Services	11.2%	(0.9 pts	)	(0.4 pts	)
Corporate Investments (b)	NM	NM		NM
Total segments	9.9%	(0.9 pts	)	0.6 pts

(a)
Effective at the beginning of its first quarter of fiscal 2015, HP implemented an organizational change to align its segment financial reporting more closely with its current business structure. This organizational change resulted in the transfer of  third party multi-vendor support arrangements from the Technology Services business unit within the Enterprise Group segment to the Infrastructure Technology Outsourcing business unit within the Enterprise Services segment. HP reflected this change to its segment information in prior reporting periods on an as-if basis, which resulted in the removal of intersegment revenue from the Technology Services business unit within the Enterprise Group segment and the related corporate intersegment revenue eliminations, and the transfer of operating profit from the Technology Services business unit within the Enterprise Group segment to the Infrastructure Technology Outsourcing business unit within the Enterprise Services segment. This change had no impact on HP’s previously reported consolidated net revenue, earnings from operations, net earnings or net earnings per share.

(b)	"NM" represents not meaningful.

7

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES CALCULATION OF DILUTED NET EARNINGS PER SHARE (Unaudited) (In millions, except per share amounts)

	Three months ended
	January 31, 2015	October 31, 2014	January 31, 2014

Numerator:
GAAP net earnings	$1,366	$1,330	$1,425
Non-GAAP net earnings	$1,705	$2,014	$1,742

Denominator:
Weighted-average shares outstanding during the reporting period	1,833	1,862	1,907
Dilutive effect of employee stock plans (a)	28	34	28
Weighted-average shares used to compute diluted net earnings per share	1,861	1,896	1,935

GAAP diluted net earnings per share	$0.73	$0.70	$0.74
Non-GAAP diluted net earnings per share	$0.92	$1.06	$0.90

(a)	Includes any dilutive effect of restricted stock units, restricted stock, stock options and performance-based restricted stock units.

Use of non-GAAP financial measures
To supplement HP’s consolidated condensed financial statements presented on a GAAP basis, HP provides revenue on a constant currency basis, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted net earnings per share, gross cash, free cash flow, net capital expenditures, net debt, net cash, operating company net debt and operating company net cash. HP also provides forecasts of non-GAAP diluted net earnings per share.

These non-GAAP financial measures are not computed in accordance with, or as an alternative to, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to revenue on a constant currency basis is revenue. The GAAP measure most directly comparable to non-GAAP operating profit is earnings from operations. The GAAP measure most directly comparable to non-GAAP operating margin is operating margin. The GAAP measure most directly comparable to non-GAAP net earnings is net earnings. The GAAP measure most directly comparable to non-GAAP diluted net earnings per share is diluted net earnings per share. The GAAP measure most directly comparable to gross cash is cash and cash equivalents. The GAAP measure most directly comparable to free cash flow is cash flow from operations. The GAAP measure most directly comparable to net capital expenditures is capital expenditures. The GAAP measure most directly comparable to net debt and operating company net debt is total company debt. The GAAP measure most directly comparable to each of net cash and operating company net cash is cash and cash equivalents. Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above or elsewhere in the materials accompanying this news release.

Use and economic substance of non-GAAP financial measures used by HP
Revenue on a constant currency basis assumes no change in the foreign exchange rate from the prior-year period. Non-GAAP operating profit and non-GAAP operating margin are defined to exclude the effects of any charges relating to the amortization of intangible assets, restructuring charges, charges relating to the separation transaction and acquisition-related charges. Non-GAAP net earnings and non-GAAP diluted net earnings per share consist of net earnings or diluted net earnings per share excluding those same charges. In addition, non-GAAP net earnings and non-GAAP diluted net earnings per share are adjusted by the amount of additional taxes or tax benefits associated with each non-GAAP item. HP’s management uses these non-GAAP financial measures for purposes of evaluating HP’s historical and prospective financial performance, as well as HP’s performance relative to its competitors. HP’s management also uses these non-GAAP measures to further its own understanding of HP’s segment operating performance. HP believes that excluding the items mentioned above from these non-GAAP financial measures allows HP’s management to better understand HP’s consolidated financial performance in relation to the operating results of HP’s segments, as HP’s management does not believe that the excluded items are reflective of ongoing operating results. More specifically, HP’s management excludes each of those items mentioned above for the following reasons:

• HP incurs charges relating to the amortization of intangible assets. Those charges are included in HP’s GAAP earnings from operations, operating margin, net earnings and diluted net earnings per share. Such charges are significantly impacted by the timing and magnitude of HP’s acquisitions and any related impairment charges. Consequently, HP excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s operating performance in other periods.

• Restructuring charges are costs associated with a formal restructuring plan and are primarily related to (i) employee termination costs and benefits and (ii) costs to vacate duplicative facilities. HP excludes these restructuring costs (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because it believes that these historical costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of HP’s current operating performance or comparisons to HP’s operating performance in other periods.

•	Separation costs are expenses associated with HP’s plan to separate into two independent publicly-traded companies. The charges are related primarily to third-party consulting fees and other expenses incurred to complete the separation. HP excludes these separation costs for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s operating performance in other periods.

•	HP incurs costs related to its acquisitions. As acquisition-related expenses are inconsistent in amount and frequency and are significantly impacted by the timing and nature of HP’s acquisitions, HP believes that eliminating these expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of HP’s current operating performance and comparisons to HP’s operating performance in other periods.

Gross cash is a non-GAAP measure that is defined as cash and cash equivalents plus short-term investments and certain long-term investments that may be liquidated within 90 days pursuant to the terms of existing put options or similar rights. Free cash flow is defined as cash flow from operations less net capital expenditures. Net capital expenditures is defined as investments in property, plant and equipment less proceeds from the sale of property, plant and equipment. HP’s management uses gross cash and free cash flow for the purpose of determining the amount of cash available for investment in HP’s businesses, funding acquisitions, repurchasing stock and other purposes. HP’s management also uses gross cash and free cash flow to evaluate HP’s historical and prospective liquidity. Because gross cash includes liquid assets that are not included in GAAP cash and cash equivalents, HP believes that gross cash provides a more accurate and complete assessment of HP’s liquidity. Because net capital expenditures includes proceeds from the sale of property, plant and equipment, HP believes that net capital expenditures provides a more accurate and complete assessment of HP’s liquidity. Because free cash flow includes the effect of net capital expenditures that are not reflected in GAAP cash flow from operations, HP believes that free cash flow provides a more accurate and complete assessment of HP’s liquidity and capital resources.

Total company net debt consists of total debt (including the effects of hedging) less gross cash, which includes cash and cash equivalents, short-term investments, and certain liquid long-term investments. Total company net cash consists of gross cash less total debt. HP Financial Services (HPFS) net debt consists of HPFS debt, which includes primarily intercompany equity that is treated as debt for segment reporting purposes, intercompany debt, and borrowing and funding related activity associated with HPFS and its subsidiaries, less HPFS cash. Total company net debt and total company net cash provide useful information to HP’s management about the state of HP’s consolidated condensed balance sheet. Operating company net debt is a non-GAAP measure that is defined as total company net debt less HPFS net debt. Operating company net cash is a non-GAAP measure that is defined as total company net cash less HPFS net debt. Operating company net debt and operating company net cash provide additional useful information to HP’s management about the state of HP’s consolidated condensed balance sheet by providing more transparency into the financial components of the operating company separate from HP’s financing business, which has different capital structure requirements and requires much greater leverage to run effectively.

Material limitations associated with use of non-GAAP financial measures
These non-GAAP financial measures have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of HP’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

• Items such as amortization of intangible assets, though not directly affecting HP’s cash position, represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings or non-GAAP diluted net earnings per share, and therefore does not reflect the full economic effect of the loss in value of those intangible assets.

• Items such as restructuring charges and separation costs that are excluded from non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted net earnings per share can have a material impact on the equivalent GAAP earnings measure and cash flows.

• HP may not be able to immediately liquidate the short-term and long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

• Other companies may calculate revenue on a constant currency basis, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted net earnings per share, gross cash, free cash flow, net capital expenditures, net debt, net cash, operating company net debt and operating company net cash differently than HP does, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures
HP compensates for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. HP also provides robust and detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure within this news release and in other written materials that include these non-GAAP financial measures, and HP encourages investors to review carefully those reconciliations.

Usefulness of non-GAAP financial measures to investors
HP believes that providing revenue on a constant currency basis, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings, non-GAAP diluted net earnings per share, gross cash, free cash flow, net capital expenditures, net debt, net cash, operating company net debt and operating company net cash to investors in addition to the related GAAP measures provides investors with greater transparency to the information used by HP’s management in its financial and operational decision making and allows investors to see HP’s results “through the eyes” of management. HP further believes that providing this information better enables HP’s investors to understand HP’s operating performance and to evaluate the efficacy of the methodology and information used by HP’s management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of HP’s operating performance with the performance of other companies in HP’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.

© 2015 Hewlett-Packard Development Company, L.P. The information contained herein is subject to change without notice. HP shall not be liable for technical or editorial errors or omissions contained herein.